EXHIBIT 10.9

EXECUTION COPY

INDENTURE SUPPLEMENT

CENDANT MOBILITY CLIENT-BACKED
RELOCATION RECEIVABLES FUNDING LLC
(formerly known as Apple Ridge Funding LLC),

as Issuer,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Indenture Trustee,

and

THE BANK OF NEW YORK

as Paying Agent, Authentication Agent and

Transfer Agent and Registrar

SERIES 2005-1 INDENTURE SUPPLEMENT

Dated as of January 31, 2005

EXHIBITS
EXHIBIT A	Form of Series 2005-1 Note
EXHIBIT B	Form of Monthly Payment Instructions and Notification to the Indenture Trustee and Paying Agent
EXHIBIT C	Form of Monthly Statement
EXHIBIT D	Form of Pre-Funding Account Withdrawal Instruction

SERIES 2005-1 INDENTURE SUPPLEMENT, dated as of January 31, 2005 (as amended, modified, restated or supplemented from time to time, the “Indenture Supplement”), by and among CENDANT MOBILITY CLIENT-BACKED RELOCATION RECEIVABLES FUNDING LLC (formerly known as Apple Ridge Funding LLC), a limited liability company organized under the laws of the State of Delaware, as Issuer (together with its permitted successors and assigns, the “Issuer”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (together with its permitted successors and assigns, the “Indenture Trustee”), and THE BANK OF NEW YORK, a New York state banking corporation, as paying agent, authentication agent and transfer agent and registrar (together with its permitted successors and assigns, “BNY”).

Pursuant to Section 2.10 of the Master Indenture, dated as of April 25, 2000 (as amended, modified, restated or supplemented from time to time, the “Indenture” and together with the Indenture Supplement, the “Agreement”), by and among the Issuer, the Indenture Trustee and BNY, the Issuer may issue one or more Series of Notes the Principal Terms of which shall be set forth in an indenture supplement to the Indenture. In accordance with the terms of the Indenture, the Issuer hereby creates a Series of Notes and specifies the Principal Terms of such Series of Notes in this Indenture Supplement.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Holders of the Series 2005-1 Notes, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under: (i) the Series 2005-1 Principal Subaccount, (ii) the Distribution Account (to the extent of Series 2005-1 Collections on deposit therein), (iii) the Series 2005-1 Pre-Funding Subaccount, (iv) all accounts, money, chattel paper, investment property, instruments, documents, deposit accounts, letters of credit, letter-of-credit rights, general intangibles, goods, oil, gas and other minerals consisting of, arising from, or relating to any of the foregoing and (v) all proceeds of the foregoing.

ARTICLE I
CREATION OF THE SERIES 2005-1 NOTES

Section 1.01.  Designation.

(a)  There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as the “Cendant Mobility Client-Backed Relocation Receivables Funding LLC Secured Variable Funding Notes, Series 2005-1” or the “Series 2005-1 Notes.”

(b)  In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling.

ARTICLE II
DEFINITIONS

Section 2.01.  Definitions.

(a)  Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

“Additional Interest” shall have the meaning set forth in Section 4.02(b).

“Administrative Agent" shall mean CALYON Corporate and Investment Bank, in its capacity as “Administrative Agent” and “Lead Arranger” for the Purchasers.

“Administrative Agent Fee Letter” means that certain fee letter dated as of the date hereof between the Issuer and the Administrative Agent.

“Alternate Base Rate” shall have the meaning set forth in the Note Purchase Agreement.

“Amortization Event” shall have the meaning set forth in Section 6.01.

“Amortization Period” shall mean the period commencing at the earliest to occur of (a) the close of business on the Commitment Termination Date, (b) the close of business on the Scheduled Amortization Date and (c) the close of business on the Business Day immediately preceding the day on which an Amortization Event has occurred, and ending on the date on which (x) the Series Outstanding Amount shall have been paid in full, together with all accrued interest thereon, and (y) all amounts owed to the Administrative Agent, the Managing Agents and the Purchasers under the Indenture Supplement and the Note Purchase Agreement shall have been paid in full.

“Applicable Stress Factor” shall mean, as of any date of determination, 2.25; provided that (i) if the Default Ratio for the Monthly Period preceding the first day of the Interest Period in which such date occurs exceeded 3.0%, or the Three Month Average Default Ratio for the Monthly Period preceding the first day of the Interest Period in which such date occurs exceeded 2.5%, then the Applicable Stress Factor used in the calculation of the Loss Reserve Ratio shall be 2.5, or (ii) if the Dilution Ratio for the Monthly Period preceding the first day of the Interest Period in which such date occurs exceeded 1.25%, or the Three Month Average Dilution Ratio for the Monthly Period preceding the first day of the Interest Period in which such date occurs exceeded 0.75%, then the Applicable Stress Factor used in the calculation of the Dilution Reserve Ratio shall be 2.5. The Applicable Stress Factor calculated as of any Distribution Date shall continue until (but not including) the next succeeding Distribution Date.

“Appraised Value Home” shall mean a Home purchased by an Originator if the owner of the Home is unsuccessful at contracting to sell the Home prior to the purchase of the

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Home by the applicable Originator and as to which the purchase price is generally determined by the average of two or more independent appraisals.

“Average Days in Inventory” shall mean, for any Monthly Period, the average number of days the Homes have been owned by each Originator as of the close of business on the last day of such Monthly Period.

“Average Days Outstanding” shall mean, as of the end of any Monthly Period, the sum of:

(a)    the product of (i) a fraction, the numerator of which is the aggregate Unpaid Balance of Unsold Home Receivables (net of Advance Payments relating thereto) as of the end of such Monthly Period and the denominator of which is the Aggregate Receivable Balance as of the end of such Monthly Period, multiplied by (ii) the Average Days in Inventory for such Monthly Period, plus

(b)    the product of (i) a fraction, the numerator of which is the aggregate Unpaid Balance of Billed Receivables and Unbilled Receivables (net of Advance Payments relating thereto) as of the end of such Monthly Period, and the denominator of which is the Aggregate Receivable Balance as of the end of such Monthly Period, multiplied by (ii) the sum of (A) the average number of days as of the end of such Monthly Period it took to bill Unbilled Receivables once they became billable plus (B) the average number of days Billed Receivables have been outstanding as of the end of such Monthly Period.

For the purposes of the foregoing calculation, Unbilled Receivables are deemed to be billable (x) if the Receivable was previously an Unsold Home Receivable, upon the subsequent sale of the Home by the applicable Originator and (y) if such Receivable relates to services that are not related to Home sales, upon disbursement.

“Base Rate Tranche” shall have the meaning set forth in the Note Purchase Agreement.

“Change in Control” shall mean either that (x) the Issuer ceases to be a wholly-owned subsidiary of CMSC or (y) any of CMSC, CMF, the Transferor, CRESG or the Issuer ceases to be a wholly-owned subsidiary of Cendant Corporation.

“Commercial Paper Notes” shall have the meaning set forth in the Note Purchase Agreement.

“Commitment Termination Date” shall have the meaning set forth in the Note Purchase Agreement.

“Committed Purchaser” shall have the meaning set forth in the Note Purchase Agreement.

“Conduit Purchaser” shall have the meaning set forth in the Note Purchase Agreement.

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“CP Rate” shall have the meaning set forth in the Note Purchase Agreement.

“CP Tranche” shall have the meaning set forth in the Note Purchase Agreement.

‘CRESG” shall have the meaning set forth in the Note Purchase Agreement.

“Decrease” shall have the meaning set forth in Section 3.02(b).

“Decrease Date” shall have the meaning set forth in Section 3.02(b).

“Default Ratio” shall mean, for any Monthly Period, the quotient, expressed as a percentage,  of (a) the sum of (i) the aggregate Unpaid Balance of the Receivables that have become Defaulted Receivables in accordance with clause (a) or (c) of the definition of Defaulted Receivable during such Monthly Period plus (ii) the Aggregate Employer Balance of each Employer (reduced by any Advance Payments) whose Receivables have become Defaulted Receivables in accordance with clause (b) of the definition of Defaulted Receivables during such Monthly Period, divided by (b) the aggregate Unpaid Balance of the Billed Receivables generated during the fifth Monthly Period preceding such Monthly Period.

“Determination Date” shall mean, with respect to any Distribution Date, the second Business Day preceding such Distribution Date.

“Dilution Ratio” shall mean, for any Monthly Period, the quotient, expressed as a percentage, of (a) the aggregate amount of reductions to the Unpaid Balances of the Billed Receivables due to offsets, chargebacks, credits, adjustments, rebates and other Originator Dilution Adjustments, Seller Dilution Adjustments and Servicer Dilution Adjustments occurring during such Monthly Period divided by (b) the aggregate Unpaid Balance of the Billed Receivables generated during the fifth Monthly Period preceding such Monthly Period.

“Dilution Reserve Ratio” shall mean, as of any date of determination, the product, expressed as a percentage, of:

(a)    the greater of:

(i)    the product of (A) the Applicable Stress Factor multiplied by (B) the average of the Dilution Ratios for the three Monthly Periods preceding the first day of the Interest Period in which such date occurs, and

(ii)    the highest Dilution Ratio for any Monthly Period over the twelve Monthly Periods preceding the first day of the Interest Period in which such date occurs, multiplied by

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(b)    a fraction, the numerator of which is the sum of:

(i)    the aggregate Unpaid Balance of the Billed Receivables generated during the five Monthly Periods preceding the first day of the Interest Period in which such date occurs plus

(ii)    the aggregate Unpaid Balance of the Unbilled Receivables as of the end of the Monthly Period preceding the first day of the Interest Period in which such date occurs,

and the denominator of which is the aggregate Unpaid Balance of the Billed Receivables as of the end of such Monthly Period, multiplied by

(c)    a fraction, the numerator of which is equal to the sum of:

(i)    the aggregate Unpaid Balance of the Billed Receivables as of the end of such Monthly Period plus

(ii)    the aggregate Unpaid Balance of the Unbilled Receivables as of the end of such Monthly Period plus

(iii)    the greater of (A) the product of 3.5 multiplied by the average of the Monthly Loss on Sale for such Monthly Period and the two immediately preceding Monthly Periods and (B) 10% of the aggregate Unpaid Balance of Unsold Home Receivables relating to Appraised Value Homes as of the end of such Monthly Period, and the denominator of which is equal to the aggregate Unpaid Balance of Eligible Receivables as of the end of such Monthly Period minus the Aggregate Adjustment Amount on such date.

The Dilution Reserve Ratio calculated as of any Distribution Date shall continue until (but not including) the next succeeding Distribution Date.

“Distribution Date” shall mean, (i) during the Series 2000-1 Amortization Period, the fifteenth day of each calendar month, or if such fifteenth day is not a Business Day, the next succeeding Business Day, and (ii) thereafter, the sixteenth day of each calendar month, or if such sixteenth day is not a Business Day, the next succeeding Business Day.

“Eurodollar Rate” shall have the meaning set forth in the Note Purchase Agreement.

“Eurodollar Rate Margin” shall have the meaning set forth in the Fee Letter.

“Eurodollar Tranche” shall have the meaning set forth in the Note Purchase Agreement.

“Facility Fee” shall have the meaning set forth in the Fee Letter.

“Federal Funds Rate” shall have the meaning set forth in the Note Purchase Agreement.

“Fee Letter” shall mean that certain Fee Letter executed by and between the Issuer, the Managing Agents and the Administrative Agent in connection with the Note Purchase

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Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Final Stated Maturity Date” shall mean the earlier of (a) the Distribution Date occurring in January, 2010 and (b) the Distribution Date occurring in the ninth Monthly Period following the Monthly Period in which the Amortization Period commenced.

“Increase” shall mean any funding by the Purchasers pursuant to the Note Purchase Agreement which increases the Series Outstanding Amount.

“Increase Date” shall mean the date on which any Increase is funded.

“Initial Series Outstanding Amount” shall mean, with respect to the Series 2005-1 Notes, $50,000,000.

“Interest Period” shall mean, with respect to each Tranche:

(a)    initially the period commencing on the date such Tranche is funded and ending on and excluding the next succeeding Distribution Date; and

(b)    thereafter each period commencing on and including a Distribution Date and ending and excluding the succeeding Distribution Date.

“Interest Shortfall” shall have the meaning set forth in Section 4.02(b).

“Liquidity Provider Agreement” shall have the meaning set forth in the Note Purchase Agreement.

“Liquidity Provider” shall have the meaning set forth in the Note Purchase Agreement.

“Loss Reserve Ratio” shall mean, as of any date of determination, the greatest of:

(a)    the percentage equivalent of the product of:

(i)    the Applicable Stress Factor multiplied by

(ii)    the highest Three Month Average Default Ratio for any Monthly Period over the twelve Monthly Periods preceding the first day of the Interest Period in which such date occurs, multiplied by

(iii)    a fraction, the numerator of which is the sum of (A) the aggregate Unpaid Balance of the Billed Receivables generated over the five Monthly Periods preceding the first day of the Interest Period in which such date occurs plus (B) the aggregate Unpaid Balance of the Unbilled Receivables as of the end of the Monthly Period preceding the first day of the Interest Period in which such date occurs, and the denominator of which is the aggregate Unpaid Balance of the Billed Receivables as of the end of such Monthly Period, multiplied by

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(iv)    a fraction, the numerator of which is equal to the sum of (A) the aggregate Unpaid Balance of Billed Receivables as of the end of the Monthly Period preceding the first day of the Interest Period in which such date occurs plus (B) the aggregate Unpaid Balance of Unbilled Receivables as of the end of such Monthly Period plus (C) the greater of (1) the product of 3.5 multiplied by the average of the Monthly Loss on Sale for such Monthly Period and the two immediately preceding Monthly Periods and (2) 10% of the aggregate Unpaid Balance of Unsold Home Receivables relating to Appraised Value Homes as of the end of such Monthly Period, and the denominator of which is equal to the aggregate Unpaid Balance of Eligible Receivables as of the end of such Monthly Period minus the Aggregate Adjustment Amount on such date;

(b)    the product of (i) the Applicable Stress Factor multiplied by (ii) the highest Default Ratio for any Monthly Period over the three Monthly Periods preceding the first day of the Interest Period in which such date occurs; and

(c)    2.5%.

The Loss Reserve Ratio calculated as of any Distribution Date shall continue until (but not including) the next succeeding Distribution Date.

“Managing Agent” shall have the meaning set forth in the Note Purchase Agreement.

“Minimum Enhancement Percentage” shall mean, for any Distribution Date and continuing until (but not including) the next succeeding Distribution Date, (i) 8.0% so long as the Average Days Outstanding as of the end of the preceding Monthly Period is less than 100 days, (ii) 9.0% if the Average Days Outstanding as of the end of the preceding Monthly Period is greater than or equal to 100 days but less than 120 days and (iii) otherwise, 10.0%.

“Monthly Interest” shall have the meaning set forth in Section 4.02(b).

“Monthly Loss on Sale” shall equal, for any Monthly Period, for all Homes sold during such Monthly Period, the aggregate of the amounts, if any, by which the purchase price of each such Home paid by CMF or CMSC, as applicable, exceeded the sale price for such Home received by the Servicer (the amount of any such excess with respect to a Home being a “Loss”). The Monthly Loss on Sale for any Monthly Period shall be based on the gross Losses for such Monthly Period without regard to any gains on the sale of other Homes during such Monthly Period.

“Monthly Period” shall mean the period from and including the first day of a calendar month to and including the last day of such calendar month.

“Monthly Principal” shall have the meaning set forth in Section 4.03.

“Monthly Program Fees” shall mean for any Distribution Date the aggregate Facility Fee and Program Fee payable to the Managing Agents under Section 2.03(c) of the Note Purchase Agreement.

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“Monthly Servicing Fee” shall have the meaning set forth in Section 3.01.

“Net Credit Losses” shall mean, for any Monthly Period, an amount equal to the excess, if any, of the estimated losses to be incurred in respect of all Receivables written off by the Servicer in accordance with the Credit and Collection Policy during such Monthly Period over an amount equal to all amounts recovered during such Monthly Period in respect of Receivables written off by the Servicer in accordance with the Credit and Collection Policy during prior Monthly Periods, which amounts exceed the amounts that the Servicer estimated would be recovered in respect of such Receivables. For the avoidance of doubt, “Net Credit Losses” includes the portion of any Receivable which has been written off as uncollectible by the Servicer net of any recoveries thereon.

“Note Interest Rate” shall mean, as of any date, the sum of the weighted average of the Series 2005-1 Tranche Rates.

“Note Purchase Agreement” shall mean that certain Note Purchase Agreement dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time) among the Issuer, the Servicer, the Purchasers, the Managing Agents and the Administrative Agent.

“Otherwise Released Collections” shall have the meaning set forth in Section 4.01(d).

“Outstanding Tranche Amount” shall mean, with respect to any Tranche, the portion of the Series Outstanding Amount designated by a Managing Agent as allocable to such Tranche.

“Pro Rata Share” shall have the meaning set forth in the Note Purchase Agreement.

“Program Fee” shall have the meaning set forth in the Fee Letter.

“Purchaser Group” shall have the meaning set forth in the Note Purchase Agreement.

“Purchasers” shall have the meaning set forth in the Note Purchase Agreement.

“QIB” shall have the meaning set forth in Section 5.02(b).

“Rating Agency” shall mean each of Standard & Poor’s Ratings Services, Moody’s Investors Service and Fitch, Inc.

“Rating Agency Condition” as used in the Indenture with respect to this Indenture Supplement or the Series 2005-1 Notes shall mean, with respect to any action, that each of the Managing Agents shall have consented to such action.

“Redemption Price” shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date,

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the sum of (i) the Series Outstanding Amount on such Distribution Date plus (ii) Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Series 2005-1 Noteholders plus (iii) all Monthly Program Fees plus (iv) any other amounts owed to the Administrative Agent, the Managing Agents and the Purchasers pursuant to this Indenture Supplement or the Note Purchase Agreement.

“Required Amount” shall mean, for any Distribution Date, the sum of (a) the Monthly Interest for such Distribution Date plus (b) any Additional Interest previously accrued and not reimbursed, plus (c) the sum, without duplication, of (i) the Monthly Servicing Fee to be distributed on such Distribution Date plus (ii) any Monthly Servicing Fee previously accrued and not paid plus (iii) the Monthly Program Fees to be distributed on such Distribution Date plus (iv) any Monthly Program Fees previously accrued and not paid plus (v) any expenses and other amounts which are payable under Section 4.04(b)(iv), as notified to the Indenture Trustee, the Issuer and the Servicer by the relevant Managing Agent or the Administrative Agent no later than the Business Day preceding the related Determination Date.

“Required Managing Agents” shall have the meaning set forth in the Note Purchase Agreement.

“Required Overcollateralization Amount” shall mean, as of any date of determination, the amount by which the Series 2005-1 Required Enhancement Amount on such date exceeds the amount on deposit in the Series 2005-1 Principal Subaccount on such date.

“Revolving Period” shall mean the period beginning on the Series 2005-1 Closing Date and ending upon the commencement of the Amortization Period.

“Rule 144A” shall mean Rule 144A under the Securities Act.

“Scheduled Amortization Date” shall mean January 31, 2010.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series Outstanding Amount” shall mean, as of any date of determination, an amount equal to (i) the Initial Series Outstanding Amount plus (ii) the aggregate amount of all Increases minus (iii) the aggregate amount of all Decreases minus (iv) without duplication, the aggregate amount of all Monthly Principal previously paid to the Series 2005-1 Noteholders.

“Series Percentage” shall mean, with respect to any date of determination, the percentage equivalent (which percentage shall never exceed 100%) of a fraction calculated as follows:

(a)    during the Revolving Period, the numerator of the fraction will be the Series 2005-1 Required Asset Amount as of the close of business on the immediately preceding day, and the denominator of the fraction will be the greater of (i) the Adjusted Aggregate Receivable Balance as of the end of the prior Monthly Period (or, if a Servicer Default has occurred, as of the end of the immediately preceding day), and (ii) the sum of the numerators used to determine the Series Percentage for each Series of Notes (including the Series 2005-1 Notes) Outstanding at the close of business on the immediately preceding day; and

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(b)    during the Amortization Period, the numerator of the fraction will be the Series 2005-1 Required Asset Amount as of the close of business on the last day of the Revolving Period, and the denominator of the fraction will be the sum of the numerators used to determine the Series Percentage for each Series of Notes (including the Series 2005-1 Notes) Outstanding at the close of business on the immediately preceding day.

“Series 2000-1 Amortization Period” shall mean the period commencing on January 31, 2005 and ending on the date on which the Series 2000-1 Notes have been paid in full and all other amounts owed under the Series 2000-1 Supplement have been paid in full.

“Series 2000-1 Notes” shall mean the $400,000,000 Notes, Series 2000-1, issued by the Issuer under the Indenture on April 25, 2000.

“Series 2000-1 Principal Subaccount” shall mean the “Series 2000-1 Principal Subaccount” established under the Series 2000-1 Supplement for the benefit of the holders of the Series 2000-1 Notes.

“Series 2000-1 Supplement” shall mean the Indenture Supplement dated as of April 25, 2000 and relating to the Series 2000-1 Notes.

“Series 2005-1” shall mean the Series of Notes the terms of which are specified in this Indenture Supplement.

“Series 2005-1 Allocated Adjusted Aggregate Receivable Balance” shall mean, as of any date of determination, the lower of (a) the Series 2005-1 Required Asset Amount as of such date and (b) the product of (i) the Adjusted Aggregate Receivable Balance as of the end of the prior Monthly Period multiplied by (ii) the percentage equivalent of a fraction, the numerator of which is the Series 2005-1 Required Asset Amount as of such date and the denominator of which is the sum of (x) the Series 2005-1 Required Asset Amount as of such date plus (y) the aggregate Required Asset Amount with respect to each other Series of Notes as of such date.

“Series 2005-1 Asset Amount Deficiency” shall occur, on any date of determination, if and to the extent the Series 2005-1 Allocated Adjusted Aggregate Receivable Balance as of such date is less than the Series 2005-1 Required Asset Amount as of such date; provided, that during the Series 2000-1 Amortization Period, a Series 2005-1 Asset Amount Deficiency shall be calculated as if (i) the “Series Outstanding Amount” for Series 2000-1 were equal to the outstanding principal amount of the Series 2000-1 Notes minus the sum of any amounts on deposit in the Series 2000-1 Principal Subaccount and (ii) the “Series Outstanding Amount” for Series 2005-1 were equal to the outstanding principal amount of the Series 2005-1 Notes minus the sum of any amounts on deposit in the Series 2005-1 Pre-Funding Subaccount.

“Series 2005-1 Closing Date” shall mean January 31, 2005.

“Series 2005-1 Collections” shall have the meaning set forth in Section 4.01(b).

“Series 2005-1 Note” shall mean each Note executed by the Issuer and authenticated by the Authentication Agent, substantially in the form of Exhibit A, and any replacement Note in exchange therefor.

“Series 2005-1 Noteholder” shall mean each Person in whose name a Series 2005-1 Note is registered in the Note Register, which shall initially be each Managing Agent on behalf of the Purchasers in the related Purchaser Group.

“Series 2005-1 Pre-Funding Subaccount” shall have the meaning set forth in Section 4.08(a).

“Series 2005-1 Principal Subaccount” shall have the meaning set forth in Section 4.06(a).

“Series 2005-1 Required Asset Amount” shall mean, as of any date of determination, an amount equal to the sum of (a) the Series Outstanding Amount on such date plus (b) the Required Overcollateralization Amount on such date.

“Series 2005-1 Required Enhancement Amount” shall mean, as of any date of determination, an amount equal to the greater of (i) the Series Outstanding Amount on such date multiplied by the Minimum Enhancement Percentage on such date and (ii) an amount equal to the product of (A) the Series Outstanding Amount on such date multiplied by (B) the quotient of (1) the sum of (w) the Loss Reserve Ratio on such date plus (x) the Dilution Reserve Ratio on such date plus (y) the Yield Reserve Ratio on such date plus (z) the Servicing Reserve Ratio on such date divided by (2) one minus the sum of (w) the Loss Reserve Ratio on such date plus (x) the Dilution Reserve Ratio on such date plus (y) the Yield Reserve Ratio on such date plus (z) the Servicing Reserve Ratio on such date; provided, however, that after the declaration or occurrence of an Amortization Event, the Series 2005-1 Required Enhancement Amount shall equal the Series 2005-1 Required Enhancement Amount in effect on the date of the declaration or occurrence of such Amortization Event.

“Series 2005-1 Tranche Rate” shall mean, at any time during an Interest Period (i) with respect to any CP Tranche, the CP Rate, (ii) with respect to any Eurodollar Tranche, the sum of the Eurodollar Rate plus the Eurodollar Rate Margin, and (iii) with respect to any Base Rate Tranche, the Alternate Base Rate, as applicable, provided, however, that, if any principal or interest on the Series 2005-1 Notes is not paid in full when the same shall have become required to be paid, or if any Amortization Event has occurred and is continuing, then the Series 2005-1 Tranche Rate shall be the Alternate Base Rate plus two percent (2.0%) with respect to such deficiency or with respect to any interest accrued on the Series 2005-1 Notes after the occurrence of such Amortization Event.

“Servicing Fee” shall have the meaning set forth in the Transfer and Servicing Agreement.

“Servicing Fee Rate” shall mean 0.75% per annum.

“Servicing Reserve Ratio” shall mean, as of any date of determination, the quotient, expressed as a percentage, of (a) the product of (i) the Applicable Stress Factor multiplied by (ii) the Servicing Fee Rate multiplied by (iii) Average Days Outstanding as of the end of the Monthly Period preceding the first day of the Interest Period in which such date occurs, divided by (b) 360.

“Stated Amount” shall mean $550,000,000 as such amount may be reduced or increased from time to time pursuant to Section 3.02.

“Three Month Average Default Ratio” shall mean, for any Monthly Period, the average of the Default Ratios for that Monthly Period and each of the two immediately preceding Monthly Periods.

“Three Month Average Dilution Ratio” shall mean, for any Monthly Period, the average of the Dilution Ratios for that Monthly Period and each of the two immediately preceding Monthly Periods.

“Tranche” shall have the meaning set forth in the Note Purchase Agreement.

“Transaction Documents” shall mean the “Transaction Documents” as defined in the Indenture but shall also include the Note Purchase Agreement, the Fee Letter and the Series 2005-1 Notes.

“Transfer Date” shall mean the Business Day immediately preceding each Distribution Date and each Decrease Date.

“Yield Reserve Ratio” shall mean, as of any date of determination, the quotient expressed as a percentage, of (a) the product of (i) the sum of (A) the product of (1) 2.25 multiplied by (2) the one-month Eurodollar Rate as of the last Business Day of the immediately preceding Monthly Period plus (B) 0.75% multiplied by (ii) 2.25 multiplied by the Average Days Outstanding as of the end of the immediately preceding Monthly Period divided by (b) 360.

(b)  Each capitalized term defined herein shall relate to the Series 2005-1 Notes and no other Series of Notes issued by the Issuer, unless the context otherwise requires. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Indenture, the Transfer and Servicing Agreement, the Receivables Purchase Agreement or the Purchase Agreement.

(c)  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture Supplement shall refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement; references to any Article, subsection, Section or Exhibit are references to Articles, subsections, Sections and Exhibits in or to this Indenture Supplement unless otherwise specified; and the term “including” means “including without limitation.”

ARTICLE III
SERVICING FEE; INCREASES AND REDUCTIONS IN THE SERIES OUTSTANDING AMOUNT

Section 3.01.  Servicing Fee. The Transfer and Servicing Agreement sets forth the full compensation that the Servicer is entitled to receive for its servicing activities. The share of the Servicing Fee allocable to the Series 2005-1 Noteholders with respect to any Distribution

Date (the “Monthly Servicing Fee”) shall be equal to the product of (a) the Servicing Fee Rate multiplied by (b) the weighted average over the related Monthly Period of the daily sums of the Aggregate Employer Balances for each Employer under the Pool Relocation Agreements multiplied by (c) the average Series Percentage during such Monthly Period. The remainder of the Servicing Fee shall be paid by the noteholders of other Series (as provided in the Indenture Supplement related to such other Series) or the Issuer and in no event shall the Indenture Trustee or the Series 2005-1 Noteholders be liable for the share of the Servicing Fee to be paid by the Noteholders of such other Series or the Issuer. To the extent that the Monthly Servicing Fee is not paid in full pursuant to the preceding provisions of this Section 3.01 and Section 4.04, it shall be paid by the Issuer. The Monthly Servicing Fee shall be payable from Series 2005-1 Collections pursuant to, and subject to the priority of payments set forth in, Section 4.04.

Section 3.02.  Increases and Reductions in the Series Outstanding Amount.

(a)  At any time during the Revolving Period, so long as the Commitment Termination Date shall not have occurred, the Series Outstanding Amount may be increased from time to time by the funding of Increases subject to the terms and conditions set forth in the Note Purchase Agreement; provided, that, after giving effect thereto, the Series Outstanding Amount may not exceed the Stated Amount. Whenever the Issuer wishes to make an Increase, the Issuer shall give the Indenture Trustee, the Paying Agent and the Managing Agents prior written notice of such Increase not less than two (2) Business Days prior to the proposed Increase Date.

(b)  In the event that the Issuer reduces the Series Outstanding Amount of the Series 2005-1 Notes in accordance with the Note Purchase Agreement (each such reduction, a “Decrease”), it shall give prompt written notice of such Decrease to the Managing Agents, the Indenture Trustee and the Paying Agent not less than three (3) Business Days prior to the effective date (each such date, a “Decrease Date”) of such reduction. All accrued and unpaid interest on the amount of such Decrease, together with the principal amount of such Decrease, shall be due and owing as of the related Decrease Date.

(c)  The Series 2005-1 Notes shall evidence the outstanding indebtedness owed from time to time by the Issuer thereunder. Each Managing Agent, on behalf of the Purchasers in the related Purchaser Group, shall be and is hereby authorized to record on the grid attached to its Series 2005-1 Note held by it on behalf of the Purchasers in the related Purchaser Group (or at its option, in its internal books and records) the date and amount of the initial funding of its Pro Rata Share of the Initial Series Outstanding Amount and the date and amount of each Increase, the amount of each repayment of the principal amount represented by such Series 2005-1 Note, the portions of its Series 2005-1 Note that are from time to time allocated to the CP Tranche, any Base Rate Tranche and any Eurodollar Tranche, and any reductions to the Stated Amount; provided, that failure to make any recordation on the grid or records or any error in recordation shall not adversely affect any Purchaser’s rights with respect to its right to receive principal and interest under a Series 2005-1 Note.

ARTICLE IV
RIGHTS OF SERIES 2005-1 NOTEHOLDERS AND ALLOCATION AND APPLICATION OF POOL COLLECTIONS

Section 4.01.  Pool Collections and Allocations.

(a)  Allocation of Pool Collections. Funds on deposit in the Collection Account in accordance with Section 8.04 of the Indenture shall be allocated and distributed to Series 2005-1 as set forth in the Indenture and this Article IV.

(b)  Allocation of Pool Collections to Series 2005-1. Prior to the close of business on each Transfer Date, the Servicer shall allocate to Series 2005-1 an amount (such amount, the “Series 2005-1 Collections”) equal to the product of (i) the amount of Pool Collections deposited in the Collection Account during the preceding Monthly Period (less any amounts permitted to be withdrawn pursuant to Sections 3.02(c)(vi), 3.12 and 3.14(b) of the Transfer and Servicing Agreement) multiplied by (ii) the Series Percentage for such Distribution Date.

(c)  Allocation of Series 2005-1 Collections. Prior to the close of business on each Transfer Date, the Servicer shall direct the Indenture Trustee to allocate Series 2005-1 Collections in the amounts and according to the priority set forth below pursuant to Section 8.04 of the Indenture:

(i)  From the Collection Account to the Distribution Account for distribution in accordance with Section 4.04(b), an amount equal to the Required Amount for the next succeeding Distribution Date and if the amount of the Series 2005-1 Collections then on deposit in the Distribution Account exceeds the Required Amount for such Distribution Date, such Series 2005-1 Collections shall be distributed therefrom in accordance with the remaining provisions of this Section 4.01(c);

(ii)  During the Revolving Period, and during the Amortization Period after the Series 2005-1 Notes have been paid in full, to the Distribution Account for distribution to the Managing Agents on behalf of the holders of the Series 2005-1 Notes, an amount equal to any other amounts (other than principal and interest owed under the Series 2005-1 Notes) owed by the Issuer pursuant to the Note Purchase Agreement;

(iii)  During the Revolving Period, (A) if any other Series of Notes is in its Amortization Period and the Indenture Supplement related to such amortizing Series of Notes requires the Issuer to transfer such remaining Series 2005-1 Collections to pay the principal of such other Series of Notes, all remaining Series 2005-1 Collections to the applicable Series Account with respect to such amortizing Series of Notes; provided, that if more than one other Series of Notes is amortizing and the related Indenture Supplement of each such amortizing Series of Notes requires the Issuer to transfer such remaining Series 2005-1 Collections to pay the principal of such other Series of Notes, pro rata to the applicable Series Account of each such other amortizing Series of Notes based on their respective Series Percentages; and (B)if no transfer of the remaining Series 2005-1 Collections is required pursuant to clause (A), all remaining Series 2005-1 Collections to the Issuer free and clear of the lien of the Indenture and without compliance with Section 12.01(b) of the Indenture; provided, however, with respect to clause (A) and (B), if (x) a Series 2005-1 Asset Amount Deficiency has occurred and is continuing, or (y) the application of funds to the payment of the principal of another Series of Notes or the release of funds to the Issuer would result in a Series 2005-1 Asset Amount Deficiency or would otherwise result in the occurrence of an event that, with the passage of time or the giving of notice or both, would become an Amortization Event, or (z) the Issuer has so directed by written notice given to the Indenture Trustee and the Managing Agents in connection with a Decrease or optional redemption of the Series 2005-1 Notes, all remaining Series 2005-1 Collections shall be transferred to the Series 2005-1 Principal Subaccount.

(iv)  On any Decrease Date during the Revolving Period, (i) to the Series 2005-1 Principal Subaccount, the amount of the applicable Decrease and (ii) if such date is other than a Distribution Date, to the Distribution Account for distribution to the Managing Agents on behalf of the holders of the Series 2005-1 Notes, all (x) accrued and unpaid interest on the amount of such Decrease (which amount shall be due and owing as of such date) together with (y) if such Decrease Date is other than an Distribution Date, all funding losses, expenses and liabilities owed under Section 2.09 of the Note Purchase Agreement in connection with any such Decrease.

(v)  During the Amortization Period, to the Series 2005-1 Principal Subaccount, the Series 2005-1 Collections on each Deposit Date; provided, however, that the aggregate amount deposited into the Series 2005-1 Principal Subaccount pursuant to this clause on any Deposit Date shall not exceed the Series Outstanding Amount on the immediately preceding Business Day.

(d)  Prior to the close of business (i) on each Deposit Date when a Series 2005-1 Asset Amount Deficiency has occurred and (ii) on each Deposit Date during the Amortization Period, the Issuer shall deposit Pool Collections allocated to other Series in the Series 2005-1 Principal Subaccount to the extent those Pool Collections would otherwise have been released to the Issuer under the terms of the Indenture Supplement related to such Series (“Otherwise Released Collections”). If Series 2005-1 and any other Series are simultaneously in their respective Amortization Periods or otherwise simultaneously requiring such payments, such Otherwise Released Collections shall be allocated ratably between each such Series of Notes (including Series 2005-1) based on their respective Series Percentages.

Section 4.02.  Determination of Interest and Monthly Interest.

(a)  The amount of interest distributable from the Distribution Account with respect to the Series 2005-1 Notes on any Distribution Date shall be an amount equal to the sum of the Monthly Interest for such Distribution Date, plus any Interest Shortfall and any Additional Interest as determined under Section 4.02(b). The monthly interest for any Tranche shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days during the Interest Period then ending such Tranche was outstanding and the denominator of which is 360, multiplied by (ii) the Series 2005-1 Tranche Rate in effect with respect to the related Tranche and multiplied by (iii) the daily average Outstanding Tranche Amount of the related Tranche during the related Interest Period. The amount of interest allocable to the Tranches of any Purchaser Group and due to the Purchasers in the related Purchaser Group shall be determined by each Managing Agent and notified by each Managing Agent to the Administrative Agent, the Servicer, the Issuer, the Paying Agent and the Indenture Trustee in accordance with the procedures set forth in the Note Purchase Agreement.

(b)  The “Monthly Interest” for any Distribution Date shall mean the sum of the aggregate unpaid amount, if any, of all unpaid interest determined for each Tranche under Section 4.02(a). On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess (the “Interest Shortfall”), if any, of (x) the Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Monthly Interest on such Distribution Date. If the Interest Shortfall with respect to any Distribution Date is greater than zero, then on each subsequent Distribution Date until such Interest Shortfall is fully paid, an additional amount (“Additional Interest”) equal to the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, multiplied by (B) the applicable Series 2005-1 Tranche Rate multiplied by (C) such Interest Shortfall (or the portion thereof that has not been paid to the Series 2005-1 Noteholders from other funds) shall be payable as provided herein with respect to the Series 2005-1 Notes. Notwithstanding anything herein to the contrary, Additional Interest shall be payable or distributed only to the extent permitted by applicable law. From and after the calculation of any Interest Shortfall, Monthly Interest shall be calculated without duplication of any amounts included in the calculation of Additional Interest.

Section 4.03.  Determination of Principal Distribution. On any Distribution Date and any Decrease Date for any Tranche (i) during the Revolving Period, if there are funds on deposit in the Series 2005-1 Principal Subaccount, and (ii) during the Amortization Period, the Trustee shall distribute from the Series 2005-1 Principal Subaccount, for application to reduce the Series Outstanding Amount, an amount of principal (the “Monthly Principal”), equal to the lesser of (a) the amount on deposit in the Series 2005-1 Principal Subaccount and (b) the Series Outstanding Amount. All Monthly Principal and all Decreases shall be paid to the Purchaser Groups ratably in accordance with their Pro Rata Shares as set forth in the Note Purchase Agreement.

Section 4.04.  Application of Series 2005-1 Collections. On each Distribution Date and, if different, on each Decrease Date, as applicable, the Servicer shall instruct the Indenture Trustee in writing (such writing to be substantially in the form of Exhibit B unless otherwise agreed) to apply amounts on deposit in the Collection Account (and any subaccount thereof):

(a)  On each Decrease Date (if such Decrease Date is not a Distribution Date), to withdraw from the amounts on deposit in the Distribution Account an amount equal to the amount of interest then due and owing on the Series 2005-1 Notes in accordance with Section 3.02(b), and to pay such interest to the Series 2005-1 Noteholders pursuant to Section 5.04.

(b)  On each Distribution Date, to transfer amounts on deposit in the Distribution Account in the following order of priority:

(i)  An amount equal to the sum of (A) Monthly Interest, if any, for such Distribution Date plus (B) any Interest Shortfall previously accrued and not reimbursed plus (C) any Additional Interest previously accrued and not paid shall be paid to the Series 2005-1 Noteholders on such Distribution Date pursuant to Section 5.04;

(ii)  An amount equal to the Monthly Program Fees for such Distribution Date shall be distributed to each Managing Agent (ratably in accordance with the amounts owing to each Purchaser Group);

(iii)  An amount equal to the sum of (A) the Monthly Servicing Fee for such Distribution Date plus (B) any Monthly Servicing Fee previously accrued and not paid pursuant to this Section 4.04(b)(iii) shall be distributed to the Servicer;

(iv)  An amount equal to any out-of-pocket costs and expenses of the Administrative Agent and the Managing Agents relating to enforcement against the Issuer shall be distributed to the Administrative Agent and the Managing Agents (ratably in accordance with the amounts owing to each such Person);

(v)  If a Series 2005-1 Asset Amount Deficiency has occurred and is continuing an amount necessary to eliminate such Series 2005-1 Asset Amount Deficiency shall be distributed to the Series 2005-1 Principal Subaccount;

(vi)  During the Amortization Period, to the Series 2005-1 Principal Subaccount, for application to reduce the Series Outstanding Amount; and

(vii)  An amount equal to all increased costs, fees, expenses and other amounts payable to the Administrative Agent, the Managing Agents and the Purchasers pursuant to the Indenture Supplement and the Note Purchase Agreement shall be distributed to each such Person (ratably in accordance with the amounts owing to each such Person).

(c)  To transfer from the Series 2005-1 Principal Subaccount to the Series 2005-1 Noteholders, (i) on each Decrease Date, an amount equal to the amount of the relevant Decrease and (ii) on each Distribution Date when funds are on deposit in the Series 2005-1 Principal Subaccount, an amount equal to the Monthly Principal for such Distribution Date, in each case for payment to the Series 2005-1 Noteholders on such Decrease Date or Distribution Date, as applicable, pursuant to Section 5.04 (ratably in accordance with the amounts owing to each Series 2005-1 Noteholder).

Section 4.05.  Distribution Account.

(a)  All Series 2005-1 Collections which are distributed to the Distribution Account in accordance with the terms of this Indenture Supplement, together with all proceeds, earnings, income, revenue, dividends and distributions thereof, shall be held therein for the benefit of the Series 2005-1 Noteholders. The Indenture Trustee shall, in accordance with the Indenture, possess all right, title and interest in all monies, instruments, investment property and other property credited from time to time to the Distribution Account (and any subaccount thereof) and in all proceeds, earnings, income, revenue, dividends and distributions thereof. The

Distribution Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Pursuant to the authority granted to the Servicer in Article III of the Transfer and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Distribution Account for the purposes of making the payments required under Section 4.04.

(b)  Series 2005-1 Collections which are on deposit in the Distribution Account shall be invested in accordance with Section 4.01 of the Transfer and Servicing Agreement and Section 6.13 of the Indenture. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.05(b) nor for the selection of Eligible Investments, except with respect to investments on which the institution acting as Indenture Trustee is an obligor.

Section 4.06.  Series 2005-1 Principal Subaccount.

(a)  The Issuer, for the benefit of the Series 2005-1 Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, the Series 2005-1 Principal Subaccount, which shall be a subaccount of the Collection Account (the “Series 2005-1 Principal Subaccount”). The Indenture Trustee shall possess all right, title and interest in all monies, instruments, investment property and other property credited from time to time to the Series 2005-1 Principal Subaccount (and any subaccount thereof) and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Series 2005-1 Noteholders. The Series 2005-1 Principal Subaccount shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2005-1 Noteholders. Pursuant to the authority granted to the Servicer in Article III of the Transfer and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Series 2005-1 Principal Subaccount for the purposes of making the payments required under Section 4.04.

(b)  Funds on deposit in the Series 2005-1 Principal Subaccount shall be invested in accordance with Section 4.01 of the Transfer and Servicing Agreement and Section 6.13 of the Indenture. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.06(b) nor for the selection of Eligible Investments, except with respect to investments on which the institution acting as Indenture Trustee is an obligor.

(c)  The Indenture Trustee shall withdraw and transfer funds on deposit in the Series 2005-1 Principal Subaccount on each Business Day during the Revolving Period to, or at the direction of, the Issuer if no Series 2005-1 Asset Amount Deficiency has occurred and is continuing and no event that with the passage of time or the giving of notice could become an Amortization Event, including a Series 2005-1 Asset Amount Deficiency, would result from such withdrawal. Any such transfer to the Issuer shall be made free and clear of the lien of the Indenture and without compliance with Section 12.01(b) of the Indenture. It is expressly understood that, during the Amortization Period, the Indenture Trustee shall not withdraw funds on deposit in the Series 2005-1 Principal Subaccount except to fund payments of Monthly Principal under Section 4.03 and, after the Series 2005-1 Notes have been paid in full, to fund any other payments owed under Section 4.01(c) in the order of priority set forth therein.

Section 4.07.  Investment Instructions. Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee no later than 11:00 a.m. (New York City time) on the date such investment is to be made. If the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment. If the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 11:00 a.m. (New York City time) on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 11:00 a.m. (New York City time) on the day such investment is requested to be made.

Section 4.08.  Series 2005-1 Pre-Funding Subaccount.

(a)  The Issuer, for the benefit of the Series 2005-1 Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, the Series 2005-1 Pre-Funding Subaccount, which shall be a subaccount of the Collection Account (the “Series 2005-1 Pre-Funding Subaccount”). The Indenture Trustee shall possess all right, title and interest in all monies, instruments, investment property and other property credited from time to time to the Series 2005-1 Pre-Funding Subaccount (and any subaccount thereof) and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Series 2005-1 Noteholders. The Series 2005-1 Pre-Funding Subaccount shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2005-1 Noteholders. Pursuant to the authority granted to the Servicer in Article III of the Transfer and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Series 2005-1 Pre-Funding Subaccount for the purposes of making the payments required under this Section 4.08. Any such instructions shall be in writing substantially in the form of Exhibit D.

(b)  Funds on deposit in the Series 2005-1 Pre-Funding Subaccount shall be invested in accordance with Section 4.01 of the Transfer and Servicing Agreement and Section 6.13 of the Indenture. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.08(b) nor for the selection of Eligible Investments, except with respect to investments on which the institution acting as Indenture Trustee is an obligor.

(c)  During the Series 2000-1 Amortization Period, the proceeds of all Increases made under the Note Purchase Agreement shall be deposited into the Series 2005-1 Pre-Funding Subaccount. Unless a Series 2005-1 Amortization Event has occurred and is continuing, the Indenture Trustee shall withdraw and transfer funds on deposit in the Series 2005-1 Pre-Funding Subaccount on each Business Day during the Series 2000-1 Amortization Period to, or at the direction of, the Issuer so long as no Series 2005-1 Asset Amount Deficiency has occurred and is continuing and no Series 2005-1 Asset Amount Deficiency would result from such withdrawal; provided, further that the amount of any such permitted withdrawal on any Business Day shall not exceed the dollar amount of Pool Collections which, since the last such withdrawal, were set aside in the Series 2000-1 Principal Subaccount in order to pay principal on the Series 2000-1 Notes (including without duplication any such funds which were subsequently distributed to pay principal on the Series 2000-1 Notes). Any such transfer to the Issuer shall be made free and clear of the lien of the Indenture and without compliance with Section 12.01(b) of the Indenture. It is expressly understood that, unless and until the date on which the amount on deposit in the Series 2000-1 Principal Subaccount is equal to the outstanding principal amount of the Series 2000-1 Notes (or, if earlier, the date on which the Series 2000-1 Amortization Period has ended), the Indenture Trustee shall not withdraw funds on deposit in the Series 2005-1 Pre-Funding Subaccount except as described above in this Section 4.08(c); provided, that if a Series 2005-1 Amortization Event has occurred prior to the end of the Series 2000-1 Amortization Period, then all amounts on deposit in the Series 2005-1 Pre-Funding Subaccount shall be transferred to the Series 2005-1 Principal Subaccount to be distributed to the Series 2005-1 Noteholders in accordance with the preceding sections of this Article IV.

ARTICLE V
DELIVERY OF SERIES 2005-1 NOTES; DISTRIBUTIONS; REPORTS TO SERIES 2005-1 NOTEHOLDERS

Section 5.01.  Delivery and Payment for the Series 2005-1 Notes; Denominations. The Issuer shall execute and the Authentication Agent shall authenticate the Series 2005-1 Notes in accordance with Section 2.03 of the Indenture. The Indenture Trustee shall deliver the Series 2005-1 Notes to or upon the order of the Issuer when so authenticated.

Section 5.02.  Registration; Registration of Transfer and Exchange; Transfer Restrictions.

(a)  The Series 2005-1 Notes have not been registered under the Securities Act or any state securities law. None of the Issuer, the Servicer, the Transfer Agent and Registrar or the Indenture Trustee is obligated to register the Series 2005-1 Notes under the Securities Act or any other securities or “Blue Sky” laws or to take any other action not otherwise required under the Agreement to permit the transfer of the Series 2005-1 Notes without registration.

(b)  No transfer of any Series 2005-1 Note or any interest therein (including, without limitation, by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 5.02 (including the applicable legend to be set forth on the face of such Series 2005-1 Note as provided in Exhibit A), in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or “Blue Sky” laws (i) to a person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning thereof in Rule 144A (a “QIB”) and (B) that is aware that the resale or other transfer is being made in reliance on Rule 144A.

(c)  Each Purchaser and each Holder of the Series 2005-1 Notes, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with the Issuer and, in the case of any transferee of any Purchaser, such Purchaser as follows:

(i)  It understands that the Series 2005-1 Notes may be offered and may be resold by such Purchaser only to QIBs and subject to the restrictions of Rule 144A.

(ii)  It understands that the Series 2005-1 Notes have not been and will not be registered under the Securities Act or any state or other applicable securities law and that no Series 2005-1 Note, or any interest or participation therein, may be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any other applicable securities law.

(iii)  It acknowledges that none of the Issuer, the Servicer, the Administrative Agent or any Purchaser or any person representing the Issuer, the Servicer, the Administrative Agent, any Managing Agent or any Purchaser has made any representation to it with respect to the Issuer (except, as to the Issuer, the representations by the Issuer in the Transaction Documents) or the offering or sale of any Series 2005-1 Note. It has had access to such financial and other information concerning the Issuer and the Series 2005-1 Notes as it has deemed necessary in connection with its decision to purchase the Series 2005-1 Notes.

(iv)  It acknowledges that each Series 2005-1 Note will bear a legend to the following effect unless the Issuer determines otherwise, consistent with applicable law:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER OR (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT. EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE, IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

PRIOR TO PURCHASING THIS NOTE, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUER HAS NOT AGREED TO REGISTER THE NOTE UNDER THE SECURITIES ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.”

(v)  If it is acquiring the Series 2005-1 Notes, or any interest or participation therein, as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgements, representations and agreements contained herein on behalf of each such account.

(vi)  It (1) is a QIB, (2) is aware that the sale to it is being made in reliance on Rule 144A and if it is acquiring such Series 2005-1 Note or any interest or participation therein for the account of another QIB, such other QIB is aware that the sale is being made in reliance on Rule 144A and (3) is acquiring such Series 2005-1 Note or any interest or participation therein for its own account or for the account of a QIB.

(vii)  It is purchasing such Series 2005-1 Note for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Series 2005-1 Note, or any interest or participation therein, as described herein, in the Indenture and in the Note Purchase Agreement.

(viii)  It agrees that if in the future it should offer, sell or otherwise transfer such Series 2005-1 Note or any interest or participation therein, it will do so only (A) to the Issuer (B) pursuant to Rule 144A to a person who it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A.

(ix)  It acknowledges that the Issuer, the Administrative Agent, the Purchasers and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.

(x)  With respect to any foreign purchaser claiming an exemption from United States income or withholding tax, that it has delivered to the Paying Agent a true and complete Form W-8 BEN or Form W-8-ECI, indicating such exemption.

(xi)  It acknowledges that transfers of such Series 2005-1 Note or any interest or participation therein shall otherwise be subject in all respects to the restrictions applicable thereto contained in the Agreement and the Note Purchase Agreement.

Any transfer, resale, pledge or other transfer of the Series 2005-1 Notes contrary to the restrictions set forth above and in the Indenture shall be deemed void ab initio by the Transfer Agent and Registrar.

(d)  Notwithstanding anything to the contrary herein, so long as and provided that the relevant Liquidity Agreement contains a provision which requires such Liquidity Providers to acknowledge and agree with the provisions of Section 5.02(c) hereof, each Conduit Purchaser may at any time sell or grant, to one or more Liquidity Providers party to any Liquidity Agreement, participating interests or security interests in the Series 2005-1 Notes without notice to the Issuer or any other action to be taken on the part of such Conduit Purchaser, the related Liquidity Provider, the Administrative Agent or the applicable Managing Agent on behalf of such Conduit Purchaser.

(e)  Notwithstanding anything to the contrary contained herein, the Series 2005-1 Notes and this Indenture Supplement may, with the prior written consent of the Required Managing Agents, be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Series 2005-1 Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally. Each Noteholder shall by its acceptance of a Series 2005-1 Note have agreed to any such amendment or supplement.

Section 5.03.  Definitive Notes. The Series 2005-1 Notes, upon original issuance, will be issued in definitive, fully registered form, authenticated and delivered in substantially the form attached hereto as Exhibit A. The Series 2005-1 Notes will constitute Definitive Notes within the meaning of the Indenture.

Section 5.04.  Distributions.

(a)  On each Decrease Date and each Distribution Date, the Paying Agent shall distribute to each Series 2005-1 Noteholder of record on the related Record Date such Series 2005-1 Noteholder’s pro rata share of amounts on deposit in the Distribution Account as are payable to the Series 2005-1 Noteholders pursuant to Section 4.04.

(b)  Distributions to the Series 2005-1 Noteholders hereunder shall be made (i) by wire transfer of immediately available funds and (ii) without presentation or surrender of any Series 2005-1 Note or the making of any notation thereon.

Section 5.05.  Reports and Statements to Series 2005-1 Noteholders.

(a)  On each Distribution Date, the Paying Agent shall forward to the Series 2005-1 Noteholders a statement substantially in the form of Exhibit C prepared by the Servicer and delivered to the Paying Agent. The Paying Agent shall have no liability for the Servicer’s failure to provide such statement to it.

(b)  On or before January 31 of each calendar year, beginning with calendar year 2006, the Paying Agent shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2005-1 Noteholder, a statement prepared by the Servicer containing the information required to be contained in the statement to Series 2005-1 Noteholders, as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2005-1 Noteholder, together with such other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

ARTICLE VI
AMORTIZATION EVENTS

Section 6.01.  Series 2005-1 Amortization Events. Upon the occurrence and continuance of any of the following events:

(a)  failure on the part of the Issuer to pay principal of and interest on the Series 2005-1 Notes in full on or before the Final Stated Maturity Date, or to pay Monthly Principal or the amount of any Decrease to the extent required under Section 4.03, or to pay accrued interest on the Series 2005-1 Notes in full on any Distribution Date, or to pay accrued Monthly Program Fees on any Distribution Date, and such failure remains unremedied for one Business Day; or

(b)  failure on the part of the Issuer to maintain its separate existence as required by Section 3.07 of the Indenture or duly to perform or observe any covenant set forth in Section 3.03(a), (c), (d), (e), (f), (g), (h), (i) or (j) of the Indenture, which failure continues unremedied for a period of ten calendar days; or

(c)  failure on the part of the Issuer duly to perform or observe any other covenants or agreements of the Issuer set forth in the Note Purchase Agreement, the Indenture or this Indenture Supplement, which failure continues unremedied for a period of 30 days, in each case, after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Required Managing Agents; or

(d)  any representation or warranty made by the Issuer in the Note Purchase Agreement, this Indenture Supplement or the Indenture proves to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Required Managing Agents; or

(e)  a Servicer Default; or

(f)  a CMSC Purchase Termination Event under the Purchase Agreement, an ARSC Purchase Termination Event under the Receivables Purchase Agreement or a Transfer Termination Event under the Transfer and Servicing Agreement; or

(g)  other than an Event of Default described in clause (v) below, an Event of Default with respect to the Series 2005-1 Notes; or

(h)  a Series 2005-1 Asset Amount Deficiency, which Series 2005-1 Asset Amount Deficiency continues for any two consecutive Business Days after actual knowledge thereof by the Servicer or the Issuer or upon the next succeeding Distribution Date, whichever is earlier; or

(i)  the amount on deposit in the Marketing Expenses Account is less than the Required Marketing Expenses Account Amount for any five consecutive Business Days after actual knowledge thereof by the Servicer or upon the next succeeding Distribution Date, whichever is earlier; or

(j)  the Average Days in Inventory for Appraised Value Homes equals or exceeds one hundred fifty (150) days for any Monthly Period; or

(k)  the average of the Average Days in Inventory for Appraised Value Homes for any Monthly Period and for the immediately preceding five Monthly Periods equals or exceeds one hundred twenty (120) days; or

(l)  the Average Days in Inventory for Homes other than Appraised Value Homes equals or exceeds sixty (60) days for any Monthly Period; or

(m)  the average of the Average Days in Inventory for Homes other than Appraised Value Homes for any Monthly Period and for the immediately preceding five Monthly Periods equals or exceeds forty (40) days; or

(n)  the Default Ratio for any Monthly Period exceeds 5.0%, or the Three Month Average Default Ratio for any Monthly Period exceeds 4.0%; or

(o)  the Dilution Ratio for any Monthly Period exceeds 1.5%, or the Three Month Average Dilution Ratio for any Monthly Period exceeds 1.0%; or

(p)  Net Credit Losses for any Monthly Period exceed $750,000 and for any twelve consecutive Monthly Periods exceed $1,500,000; or

(q)  the failure to vest and maintain in the Indenture Trustee a perfected first priority security interest in the Pledged Assets; or

(r)  either (i) the Internal Revenue Service files notice of a lien pursuant to Section 6323 of the Internal Revenue Code with respect to any of the ARSC Purchased Assets, and such Lien has not been released within five days or, if released, proved to the satisfaction of the Rating Agencies, or (ii) the PBGC files, or indicates its intention to file a notice of a lien pursuant to Section 4068 of ERISA with respect to any of the Pledged Assets; or

(s)  any of the Purchase Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Note Purchase Agreement, the Performance Guarantees, the Indenture, this Indenture Supplement or any related documents cease, for any reason, to be in full force and effect, other than in accordance with its terms; or

(t)  a failure on the part of CMSC, as the Servicer, to cooperate with the transfer of the servicing to a successor Servicer following the delivery of a Termination Notice pursuant to the Transfer and Servicing Agreement, which failure is determined by the Required Managing Agents to be material and continues unremedied for a period of ten calendar days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Required Managing Agents; or

(u)  an Event of Bankruptcy shall occur with respect to the Issuer, the Transferor, Cendant Corporation, CRESG, CMSC or CMF; or

(v)  an Event of Default arising from a determination that the Issuer is required to be registered under the Investment Company Act of 1940; or

(w)  a Change of Control shall have occurred;

then, (i) in the case of any event described in clauses (a) through (g), (i), (n) through (t), or (w), an “Amortization Event” will be deemed to have occurred only if, after the applicable grace period, if any, set forth in such clauses, either the Indenture Trustee (at the direction of the Required Managing Agents) or the Required Managing Agents, in each case by notice then given in writing to the Issuer and the Servicer (and to the Indenture Trustee if given by the Series 2005-1 Noteholder) declare that an Amortization Event has occurred as of the date of such notice, (ii) in the case of any event described in clauses (h), (j), (k), (l) and (m), an Amortization Event will occur at the close of business on the fifth Business Day following the actual knowledge of the Issuer or the Servicer of such event without any notice or other action on the part of the Indenture Trustee or the Series 2005-1 Noteholder unless prior to that time the Required Managing Agents by notice then given in writing to the Issuer, the Servicer and the Indenture Trustee declare that an Amortization Event will not result from the occurrence of such event and (iii) in the case of any event described in clauses (u) or (v), an Amortization Event shall occur immediately upon the occurrence of such event without any notice or other action on the part of the Indenture Trustee or the Series 2005-1 Noteholders.

In addition to the foregoing, if an Amortization Event has occurred, then, at the written direction of the Required Managing Agents, the Indenture Trustee, as assignee of the Transferor and the Issuer with respect to the Lockboxes, may give Termination Notices to the Lockbox Banks in accordance with Section 9.06 of the Transfer and Servicing Agreement.

ARTICLE VII
OPTIONAL REDEMPTION OF SERIES 2005-1 NOTES

Section 7.01.  Optional Redemption of Series 2005-1 Notes.

(a)  On any Business Day, subject to the provisions of Section 7.01(b) below, the Issuer shall have the option to redeem the Series 2005-1 Notes, at a redemption price equal to (i) if such day is a Distribution Date, the Redemption Price for such Distribution Date or (ii) if such day is not a Distribution Date, the Redemption Price for the immediately succeeding Distribution Date.

(b)  The Issuer shall give the Servicer, the Administrative Agent, the Managing Agents and the Indenture Trustee at least thirty (30) days (or such lesser number of days as may be agreed to by the Managing Agents and the Indenture Trustee at such time) prior written notice of the date on which the Issuer intends to exercise such optional redemption. Not later than 12:00 noon, New York City time, on such day the Issuer shall deposit into (a) the Series 2005-1 Principal Subaccount in immediately available funds the excess of the principal portion of the Redemption Price over the amount, if any, on deposit in the Series 2005-1 Principal Subaccount and (b) the Distribution Account in immediately available funds the excess of the remaining portions of the Redemption Price over the amount, if any, of the Monthly Interest, Monthly Program Fees and other amounts on deposit in the Distribution Account which are allocable to Series 2005-1 and available for the payment of such amounts. Such redemption option is subject to payment in full of the Redemption Price. Upon payment and distribution of the Redemption Price and the reduction in the Series Outstanding Amount to zero, the Series 2005-1 Notes shall be cancelled, the Series 2005-1 Noteholders shall have no further obligations to fund under the Note Purchase Agreement and the Series 2005-1 Noteholders shall have no further interest in the Pledged Assets. The Redemption Price shall be distributed as set forth in Section 4.04.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.01.  Ratification of Agreement. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

Section 8.02.  Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 8.03.  Governing Law. THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

CENDANT MOBILITY CLIENT-BACKED RELOCATION RECEIVABLES FUNDING LLC, as Issuer By: /s/ Elizabeth R. Cohen
Name: Elizabeth R. Cohen Title: Vice President and Assistant Treasurer
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Indenture Trustee By: /s/ Daniel C. Brown
Name: Daniel C. Brown Title: Vice President
THE BANK OF NEW YORK, as Paying Agent, Authentication Agent and Transfer Agent and Registrar By: /s/ Catherine Murray
Name: Catherine Murray Title: Assistant Treasurer

EXHIBIT A

FORM OF VARIABLE FUNDING NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER OR (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT. EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE, IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

PRIOR TO PURCHASING ANY INTEREST IN THE NOTE, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUER HAS NOT AGREED TO REGISTER THE NOTE UNDER THE SECURITIES ACT, TO QUALIFY THE NOTE UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE SERIES OUTSTANDING AMOUNT WILL BE REDUCED FROM TIME TO TIME BY DISTRIBUTIONS ON THE SERIES 2005-1 NOTES ALLOCABLE TO PRINCIPAL. IN ADDITION, THE SERIES OUTSTANDING AMOUNT MAY BE INCREASED SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN THE INDENTURE SUPPLEMENT AND THE NOTE PURCHASE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE NOTE, THE OUTSTANDING AMOUNT OF THIS NOTE MAY BE DIFFERENT FROM THE INITIAL OUTSTANDING AMOUNT SHOWN ON THE FACE HEREOF. ANYONE ACQUIRING THIS NOTE MAY ASCERTAIN THE CURRENT OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE BY INQUIRY OF THE PAYING AGENT. ON THE DATE OF THE INITIAL ISSUANCE OF THE NOTE, THE PAYING AGENT IS THE BANK OF NEW YORK.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, APPLE RIDGE SERVICES CORPORATION OR CENDANT MOBILITY FINANCIAL CORPORATION OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER, APPLE RIDGE SERVICES CORPORATION OR CENDANT MOBILITY FINANCIAL CORPORATION OF ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTE OR THE INDENTURE.

THE HOLDER OF THIS NOTE BY ACCEPTANCE OF THIS NOTE AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTE AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

REGISTERED

No. R-[__]

CENDANT MOBILITY CLIENT-BACKED RELOCATION RECEIVABLES FUNDING LLC

SECURED VARIABLE FUNDING NOTE, SERIES 2005-1

Cendant Mobility Client-Backed Relocation Receivables Funding LLC (formerly known as Apple Ridge Funding LLC), a Delaware limited liability company (herein referred to as the “Issuer”), for value received, hereby promises to pay to [______________], as a Managing Agent for the benefit of its Purchaser Group under the Note Purchase Agreement, or its assigns, subject to the following provisions, a principal sum of [_________________] DOLLARS ($[____________]), or such greater or lesser amount as determined in accordance with the Indenture, on the earlier of the Final Stated Maturity Date and the Redemption Date, if any. The Issuer will pay interest on the Note with respect to each Interest Period in accordance with Section 4.02 of the Indenture Supplement. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Authentication Agent whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

This Note is one of a Series of Notes , Series 2005-1, as more fully described on the reverse side hereof.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

CENDANT MOBILITY CLIENT-BACKED RELOCATION RECEIVABLES FUNDING LLC, as Issuer By:
Name: Title:
Date: January [__], 2005

AUTHENTICATION AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

BANK OF NEW YORK, not in its individual capacity but solely as Authentication Agent By:
Name: Title:
Date: January [__], 2005

D-2

[REVERSE OF NOTE]

This duly authorized Note of the Issuer (herein called the “Note”) is designated as one of its Secured Variable Funding Notes, Series 2005-1 (herein called the “Series 2005-1 Notes”), and is issued under a Master Indenture dated as of April 25, 2000 (such indenture, as amended, and as supplemented by the Series 2005-1 Indenture Supplement dated as of January [__], 2005 among the parties to the Master Indenture (the “Indenture Supplement”), is herein called the “Indenture”), between the Issuer, JPMorgan Chase Bank, N.A. (successor by merger to Bank One, National Association), as indenture trustee (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), and The Bank of New York, as paying agent, authentication agent and transfer agent and registrar. The respective rights and obligations of the Issuer, the Indenture Trustee and the Holder of the Note are set forth in the Indenture. This Note is subject to all terms of the Indenture. All terms used in the Note that are not defined herein shall have the meanings assigned to them in or pursuant to the Indenture, as supplemented or amended.

Payments of interest on and principal of this Note due and payable on any Distribution Date shall be made by wire transfer to the registered Holder of this Note (or one or more predecessor Notes) on the Note Register as of the close of business on each Record Date (the “Registered Holder”). Any reduction in the principal amount of this Note (or any one or more predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.

As provided in the Indenture, the Series 2005-1 Notes may be redeemed in whole, but not in part, on the Redemption Date, if any.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Transfer Agent and Registrar duly executed by, the Holder hereof or his attorney-in-fact duly authorized in writing, and such other documents as the Transfer Agent and Registrar may reasonably require, and thereupon one or more new Notes of the same Series of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Issuer or the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder by acceptance of this Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Paying Agent, the Authentication Agent, the Transfer Agent and Registrar and any agent of the foregoing shall treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee, the Paying Agent, the Authentication Agent, the Transfer Agent and Registrar nor any such agent of the foregoing shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Series 2005-1 Notes and other notes issued under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the Majority Investors. The Indenture also contains provisions permitting the Holders of Series 2005-1 Notes representing specified percentages of the Series Outstanding Amount, on behalf of the Holder of this Note, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits, subject to the conditions set forth in the Indenture, the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of any notes issued thereunder or without the consent of holders of any Series of notes not affected thereby.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law, but otherwise without regard to its conflict of law principles.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither the owner of a beneficial interest in the Issuer, nor any of its partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                                           *
Signature Guaranteed:

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.